UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Robert S. Vaters to Executive Vice President and Chief Operating Officer

On January 10, 2011, Orthofix International N.V. (collectively with its subsidiaries, the “Company”) promoted Robert S. Vaters to the position of Executive Vice President and Chief Operating Officer. Mr. Vaters had previously served as the Company’s Executive Vice President and Chief Financial Officer. In connection with the promotion, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved (i) a one-time promotion bonus to Mr. Vaters in the amount of $115,000, and (ii) an increase in Mr. Vaters’ base salary to $456,500 per year. The Committee determined that Mr. Vaters’ current bonus targets would remain as previously set by the Committee.

Promotion of Brian McCollum to Interim Chief Financial Officer

On January 10, 2011, Company promoted Brian McCollum to the position of Interim Chief Financial Officer. Mr. McCollum, who has been employed by the Company since 2001, was promoted from his most recent position of Senior Vice President of Finance, which he had held since August 2010. From December 2008 until August 2010, he was VP International Finance and Group Treasurer; from July 2006 to December 2008, he was VP Finance, The Americas; and from May 2001 to July 2006 he held various other finance-related positions at the Company.

Mr. McCollum does not currently have a written employment agreement with the Company. In connection with the promotion, the Compensation Committee approved an increase in Mr. McCollum’s base salary to $300,000 per year. In addition, the Compensation Committee approved a target bonus amount for Mr. McCollum under the Company’s annual incentive plan, beginning for the 2011 fiscal year, in the amount of 50% of Mr. McCollum’s base salary.

Separation Letter Agreement with Eric Brown

On January 10, 2011, the Company entered into a separation letter agreement with Eric Brown, who had previously held the position of President, Spine Stimulation (the “Letter Agreement”). Under the terms of the Letter Agreement, Mr. Brown will cease to serve as an employee of the Company on January 31, 2011. The Letter Agreement provides that, in addition to receiving his base salary for work performed through January 31, 2011, Mr. Brown will be paid (i) $180,000, representing all accrued unused vacation and earned but unpaid bonuses for the 2010 calendar year, no later than March 15, 2010, and (ii) $465,000, representing all additional severance payment amounts owed to Mr. Brown under his pre-existing employment agreement with the Company, on August 1, 2011. The Letter Agreement provides that all of Mr. Brown’s Company stock options, which will accelerate by their pre-existing terms on January 31, 2011 to the extent not previously vested, shall expire and be forfeited if not exercised by August 1, 2011. The Letter Agreement also contains cooperation provisions and an agreement by the Company to continue to advance certain specified legal expenses. The foregoing description does not constitute a complete summary of the terms of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Letter Agreement, dated January 10, 2011, between Orthofix Inc. and Eric Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/S/ ROBERT S. VATERS
Robert S. Vaters
Executive Vice President and Chief Operating Officer

Date: January 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Letter Agreement, dated January 10, 2011, between Orthofix Inc. and Eric Brown.